Exhibit 3.6

THIS WARRANT CERTIFICATE, AND THE WARRANTS EVIDENCED HEREBY ARE NOT TRANSFERABLE AND WILL BE VOID AND OF NO VALUE UNLESS EXERCISED WITHIN THE LIMITS HEREIN PROVIDED

THE WARRANTS REPRESENTED HEREBY AND THE SECURITIES DELIVERABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO MODERN MINING TECHNOLOGY CORP. (THE “COMPANY”), (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, A LEGAL OPINION SATISFACTORY TO THE COMPANY MUST FIRST BE PROVIDED TO ENDEAVOR TRUST COMPANY TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THESE WARRANTS MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THIS SECURITY AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LEGISLATION OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

PERFORMANCE WARRANT TO PURCHASE COMMON SHARES

OF

MODERN MINING TECHNOLOGY CORP.
(a company incorporated under the laws of the British Columbia)

Number: PW - [●]	Number of Warrants represented by this Certificate: [●]

THIS CERTIFIES THAT, for value received, [Name], of [Address] (the “Holder”), being a Service Provider (as defined herein) and the registered holder of that number of performance warrants (individually, a “ Warrant” and collectively, the “Warrants”) set forth above is entitled, at any time after the Performance Date (as defined herein) and prior to the Expiry Time (as defined herein) to subscribe for and purchase the number of common shares (the “Shares”, and each, a “Share”) of the Company set forth above on the basis of one Share at a price of US$0.05 (the “Exercise Price”) for each Warrant exercised, subject to adjustment as set out herein, by surrendering to the Company at its principal office, 1500-1055 West Georgia Street, Vancouver, BC V6E 4N7, this warrant certificate (the “Warrant Certificate”), together with a completed and executed Subscription Form attached hereto, and payment in full for the Shares being purchased.

The Company shall treat the Holder as the absolute owner of the Warrants evidenced by this Warrant Certificate for all purposes and the Company shall not be affected by any notice or knowledge to the contrary. The Holder shall be entitled to the rights evidenced by this Warrant Certificate free from all equities and rights of set-off or counterclaim between the Company and the original or any intermediate holder and all persons may act accordingly and the receipt by the Holder of the Shares issuable upon exercise hereof shall be a good discharge to the Company and the Company shall not be bound to inquire into the title of any such Holder.

1.	Definitions: In this Warrant Certificate, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings:

(a)	“Adjustment Period” means the period commencing on the date hereof and ending at the Expiry Time;

(b)	“Affiliate” means a company that is a parent or subsidiary of the Company, or that is controlled by the same entity as the Company;

(c)	“Board” means the board of directors of the Company;

(d)	“Business Day” means any day other than a Saturday, Sunday, legal holiday or a day on which banking institutions are closed in Vancouver, British Columbia;

(e)	“Company” means Modern Mining Technology Corp., and its successors and assigns;

(f)	“Common Shares” means the common shares of the Company as such shares are constituted on the date hereof, as the same may be reorganized, reclassified or otherwise changed pursuant to any of the events set out in Section 11 or Section 13 hereof;

(g)	“Consultant” means an individual or Consultant Company, other than an Employee, Officer or Director that:

(i)	provides on an ongoing bona fide basis, consulting, technical, managerial or like services to the Company or an Affiliate of the Company;

(ii)	provides the services under a written contract between the Company or an Affiliate and the individual or the Consultant Company;

(iii)	in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the business and affairs of the Company or an Affiliate of the Company; and

(iv)	has a relationship with the Company or an Affiliate of the Company that enables the individual or Consultant Company to be knowledgeable about the business and affairs of the Company;

(h)	“Consultant Company” means for an individual Consultant, a company or partnership of which the individual is an employee, shareholder or partner;

(i)	“Current Market Price” of a Common Share at any date means the price per share equal to the volume weighted average trading price at which the Common Shares have traded on the principal stock exchange or over-the-counter market on which the Common Shares may then be listed or posted for trading during the twenty (20) consecutive Trading Days prior to the relevant date, with the volume weighted average trading price per Common Share being determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said twenty (20) consecutive Trading Days by the aggregate number of Common Shares so sold or, if the Common Shares are not listed or quoted on any stock exchange or over-the-counter market, then the Current Market Price shall be as determined by the directors of the Company, acting reasonably;

(j)	“Directors” means the directors of the Company as may be elected from time to time;

(k)	“Dividends Paid in the Common Course” means dividends paid in any financial year of the Company, whether in (i) cash, (ii) shares of the Company, or (iii) warrants or similar rights to purchase any shares of the Company or property or other assets of the Company, provided that the value of such dividends does not in such financial year exceed the greater of:

(i)	150% of the aggregate amount of dividends paid by the Company on the Common Shares in the 12-month period ending immediately prior to the first day of such financial year; and

(ii)	100% of the consolidated net earnings from continuing operations of the Company, before any extraordinary items, for the 12-month period ending immediately prior to the first day of such financial year (such consolidated net earnings from continuing operations to be computed in accordance with generally accepted accounting principles in Canada);

(l)	“Employee” means:

(i)	an individual who is considered an employee under the Income Tax Act Canada (i.e. for whom income tax, employment insurance and CPP deductions must be made at source);

(ii)	an individual who works full-time for the Company or a subsidiary thereof providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions are not made at source; or

(iii)	an individual who works for the Company or its subsidiary on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions need not be made at source;

(m)	“Exercise Price” means CAD$0.05 per Share, subject to adjustment in accordance with Section 11 hereof;

(n)	“Expiry Time” means three years from the date of the IPO; provided however:

(i)	in the case of the death of a Holder following the Performance Date, any Warrant held by him or her at the date of death will become exercisable by the Holder’s lawful personal representatives, heirs or executors until one year after the date of death of such Holder; and

(ii)	if the Performance Date has occurred on or before the date the Holder ceased to be so employed by or to provide services to the Company, a Warrant issued to any Service Provider will expire 90 days after the date the Holder ceases to be employed by or provide services to the Company, provided that in the case of the Service Provider being dismissed from employment or service for cause, such Warrants, whether or not the Performance Date has occurred at the date of dismissal will immediately terminate without right to exercise same;

(o)	“Holder” means the holder set forth on the first page hereof;

(p)	“IPO” means the initial public offering of the Company and listing of its Common Shares on a recognized stock exchange in Canada or the United States;

(q)	“Management Company Employee” means an individual employed by a person providing management services to the Company which are required for the ongoing successful operation of the business enterprise of the Company;

(r)	“Officer” means a officer of the Company appointed by the Board;

(s)	“Performance Date” means the date on which the Board determines, based on the Company’s published financial statements, that the Company achieves cumulative Gross Revenue (as defined under International Financial Reporting Standards as issued by the International Accounting Board) of [$10/$20] million;

(t)	“person” means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof or any other entity whatsoever;

(u)	“Shares” means the Common Shares issuable upon due exercise of the Warrants;

(v)	“Service Provider” means a person who is a bona fide Director, Officer, Employee, Management Company Employee, Consultant, and also includes a company, 100% of the share capital of which is beneficially owned by one or more Service Providers;

(w)	“Trading Day” with respect to a stock exchange, market or over-the-counter market means a day on which such stock exchange or over-the-counter market is open for business;

(x)	“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Colombia;

(y)	“U.S. Person” means “U.S. person” as that term is defined in Regulation S under the U.S. Securities Act;

(z)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(aa)	“Warrant” means a Warrant, each exercisable to purchase one Share at the Exercise Price at any time after the Performance Date and prior to the Expiry Time; and

(bb)	“Warrant Certificate” means this certificate representing the Warrants, together with any duly issued replacement or substitution therefor.

2.	Expiry Time: At the Expiry Time, all rights under the Warrants evidenced hereby, in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised, shall expire and be of no further force and effect. Nothing contained herein shall confer any right upon the Holder hereof or any other person to subscribe for or purchase any Shares at any time subsequent to the Expiry Time.

3.	Exercise Procedure:

(a)	The Holder may exercise the right to subscribe and purchase the number of Shares herein provided for by delivering to the Company, at any time after the Performance Date and prior to the Expiry Time, at its principal office, this Warrant Certificate, with the Subscription Form attached hereto duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Company, together with a certified cheque, wire transfer or bank draft payable to or to the order of the Company in an amount in the lawful currency of Canada equal to the aggregate Exercise Price in respect of the Warrants so exercised. Any Warrant Certificate so surrendered shall be deemed to be surrendered only upon delivery thereof to the Company at its principal office set forth herein (or to such other address as the Company may notify the Holder).

(b)	On any exercise of the Warrants, in lieu of payment of the aggregate Exercise Price in the manner as specified above, but otherwise in accordance with the requirements of Section 3(a), the Holder may elect to receive the Shares equal to the value of the Warrants, or portion hereof as to which the Warrants is being exercised. Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X = the number of Shares to be issued to the Holder;

Y = the number of Shares with respect to which the Warrants are being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Exercise Price);

A = the fair market value (as determined pursuant to this Section 3(b)) (the “Fair Market Value”) of one (1) Share; and

B = the Exercise Price.

If the Common Shares are then traded or quoted on a U.S. or Canadian securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the Fair Market Value of a Common Share shall be the closing price or last sale price of a Common Share reported for the business day immediately before the date on which Holder delivers this Warrant Certificate together with its Subscription Form to the Company.  If the  Common Shares are not traded in a Trading Market, the Board of Directors of the Company shall determine the Fair Market Value of a Common Share in its reasonable good faith judgment, as of the business day immediately before the date on which Holder delivers this Warrant Certificate together with its Subscription Form to the Company.

(c)	Upon such delivery as aforesaid, the Company shall cause to be issued to the Holder hereof the Shares subscribed for not exceeding those which such Holder is entitled to purchase pursuant to this Warrant Certificate and the Holder hereof shall become a shareholder of the Company in respect of the Shares subscribed for with effect from the date of such delivery and shall be entitled to delivery of certificates evidencing the Shares and the Company shall cause such certificates to be delivered to the Holder hereof at the address or addresses specified in such subscription as soon as practicable, and in any event within three Business Days of such delivery.

(d)	These Warrants and the Shares issuable upon exercise of these Warrants have not been and will not be registered under the U.S. Securities Act or under state securities laws of any state in the United States. Accordingly, these Warrants may not be transferred to, or be exercised by or on behalf of, a person in the United States or a U.S. Person, unless an exemption from registration is available under the U.S. Securities Act and applicable state securities laws and the Holder has furnished an opinion of counsel of recognized standing in form and substance satisfactory to the Company to such effect, and if the Warrants are so exercised, the certificates representing the Shares shall bear the appropriate legends as determined by legal counsel for the Company.

4.	Partial Exercise: The Holder may subscribe for and purchase a number of Shares less than the maximum number the Holder is entitled to purchase pursuant to the full exercise of this Warrant Certificate. In the event of any such subscription prior to the Expiry Time, the Holder shall in addition be entitled to receive, without charge, a new Warrant Certificate in respect of the balance of the Shares which the Holder was entitled to subscribe for pursuant to this Warrant Certificate and which were then not purchased (with or without legends as appropriate).

5.	No Fractional Shares: Notwithstanding any adjustments provided for in Section 11 hereof or otherwise, the Company shall not be required upon the exercise of any Warrants to issue fractional Shares and, in any such case, the number of Shares issuable upon the exercise of any Warrants shall be rounded down to the nearest whole number, without payment or compensation in lieu thereof.

6.	Exchange of Warrant Certificates: This Warrant Certificate may be exchanged for Warrant Certificates representing in the aggregate the same number of Warrants and entitling the Holder thereof to subscribe for and purchase an equal aggregate number of Shares at the same Exercise Price and on the same terms as this Warrant Certificate (with or without legends as may be appropriate). Any Warrant Certificate tendered for exchange shall be surrendered to the Company and cancelled.

7.	Transfer of Warrants: The Warrants evidenced by this Warrant Certificate are non-assignable and non-transferable and may not be exercised by or for the benefit of any person other than the Holder without the prior written consent of the Company.

8.	Not a Shareholder: Nothing in this Warrant Certificate or in the holding of a Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company. All Warrants shall rank pari passu, notwithstanding the date of issue thereof.

9.	No Obligation to Purchase: Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for or the Company to issue any shares except those Shares in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.

10.	Covenants:

(a)	The Company covenants and agrees that so long as any Warrants evidenced hereby remain outstanding, (i) it shall use commercially reasonable efforts to preserve and maintain its corporate existence, and (ii) it shall allot and authorize for issuance a sufficient number of Shares to satisfy the right of purchase provided for herein, and upon due exercise of the Warrants in accordance with the terms of the Warrant Certificate, the Company will cause the Shares subscribed for and purchased in the manner herein provided to be issued and delivered as directed and such Shares shall be issued as fully paid and non-assessable Common Shares and the holders thereof shall not be liable to the Company or to its creditors in respect thereof.

(b)	If the issuance of the Shares upon the exercise of the Warrants requires any filing or registration with or approval of any securities regulatory authority or other governmental authority in Canada or compliance with any other requirement under any Canadian law before such securities may be validly issued (other than the filing of a prospectus or similar disclosure document), the Company agrees to take such actions as may be necessary to secure such filing, registration, approval or compliance, as the case may be.

(c)	The Company will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required to accomplish and effect the intentions and provisions of this Warrant Certificate.

11.	Adjustments:

(a)	Adjustment: The rights of the Holder, including the number of Shares issuable upon the exercise of such Warrants, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Section. The purpose and intent of the adjustments provided for in this Section are to ensure that the rights and obligations of the Holder are neither diminished nor enhanced as a result of any of the events set forth in paragraphs (b) or (c) of this Section. Accordingly, the provisions of this Section shall be interpreted and applied in accordance with such purpose and intent.

(b)	The Exercise Price in effect at any date will be subject to adjustment from time to time as follows:

(i)	Share Reorganization: If and whenever at any time during the Adjustment Period, the Company shall (A) subdivide, redivide or change the outstanding Common Shares into a greater number of Common Shares, (B) consolidate, combine or reduce the outstanding Common Shares into a lesser number of Common Shares, or (C) fix a record date for the issue of, or issue, Common Shares or securities convertible into or exchangeable for Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution other than a Dividend Paid in the Common Course then, in each such event, the Exercise Price shall, on the record date for such event or, if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exercise Price in effect immediately prior to such date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such date before giving effect to such event, and of which the denominator shall be the total number of Common Shares outstanding on such date after giving effect to such event. Such adjustment shall be made successively whenever any such event shall occur. Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of outstanding Common Shares under paragraphs 12(b)(i) and (ii) hereof.

(ii)	Rights Offering: If and whenever at any time during the Adjustment Period, the Company shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, then the Exercise Price shall be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates referred to in this paragraph 11(b)(ii) are fixed within a period of 25 Business Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(iii)	Distribution: If and whenever at any time during the Adjustment Period, the Company shall fix a record date for the making of a distribution to all or substantially all of the holders of Common Shares of (A) shares of any class other than Common Shares whether of the Company or any other corporation, (B) rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares or property or other assets of the Company (other than a rights offering as described in Section 11(b)(ii) above), (C) evidences of indebtedness, or (D) cash (including any cash dividend), securities or other property or assets then, in each such case and if such distribution does not constitute a Dividend Paid in the Common Course, or fall under clauses (i) or (ii) above, the Exercise Price will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Company announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors, acting reasonably, at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price. Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates referred to in this paragraph 11(b)(iii) are fixed within a period of 25 Business Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon such rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

(c)	Reclassifications: If and whenever at any time during the Adjustment Period, there is (A) any reclassification of, or redesignation of or amendment to the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Company (other than as described in subsection 11(b) hereof), (B) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Company with or into any other corporation resulting in any reclassification of the outstanding Common Shares, any change or exchange of the Common Shares into other shares or any other reorganization of the Company, or (C) any sale, lease, exchange or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, the Holder of this Warrant Certificate which is thereafter exercised shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which such Holder was theretofore entitled upon such exercise, the kind and number or amount of shares or other securities or property which such Holder would have been entitled to receive as a result of such event if, on the effective date thereof, such Holder had been the registered holder of the number of Common Shares to which such Holder was theretofore entitled upon such exercise. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this subsection with respect to the rights and interests thereafter of the Holder of this Warrant Certificate to the end that the provisions set forth in this subsection will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or other securities or property thereafter deliverable upon the exercise of these Warrants. Any such adjustments will be made by and set forth in an instrument supplemental hereto approved by the directors, acting reasonably, and shall for all purposes be conclusively deemed to be an appropriate adjustment.

(d)	If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of subsection 11(b) or 11(c) of this Warrant Certificate, then the number of Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

12.	Rules Regarding Calculation of Adjustment of Exercise Price:

(a)	The adjustments provided for in Section 11 are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest whole cent and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 12.

(b)	No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment in the Exercise Price is required unless such adjustment would result in a change of at least one one-hundredth of a Share; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(c)	No adjustment in the Exercise Price will be made in respect of any event described in Section 11, other than the events referred to in clauses 11(b)(i)(A) and 11(b)(i)(B) and Section 11(c), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised these Warrants prior to or on the effective date or record date of such event.

(d)	No adjustment in the Exercise Price will be made under Section 11 in respect of the issue from time to time of Common Shares issuable from time to time as Dividends Paid in the Common Course to holders of Common Shares who exercise an option or election to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend.

(e)	If at any time a question or dispute arises with respect to adjustments provided for in Section 11, such question or dispute will be conclusively determined by the auditor of the Company or, if they are unable or unwilling to act, by such other firm of independent chartered professional accountants as may be selected by action of the directors of the Company and any such determination, subject to regulatory approval and absent manifest error, will be binding upon the Company and the Holder. The Company will provide such auditor or chartered professional accountant with access to all necessary records of the Company.

(f)	In case the Company after the date of issuance of this Warrant Certificate takes any action affecting the Common Shares, other than an action described in Section 11, which in the opinion of the Board would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action of the Board in their sole discretion, acting reasonably and in good faith, but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the Board so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the Common Shares will be conclusive evidence that the Board has determined that it is equitable to make no adjustment in the circumstances.

(g)	If the Company sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

(h)	In the absence of a resolution of the Board fixing a record date for any event which would require any adjustment pursuant to this Warrant Certificate, the Company will be deemed to have fixed as the record date therefor the date on which the event is effected.

(i)	As a condition precedent to the taking of any action which would require any adjustment pursuant to this Warrant Certificate, including the Exercise Price, the Company shall take any corporate action which may be necessary in order that the Company or any successor to the Company or successor to the undertaking or assets of the Company have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(j)	The Company will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 11, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price.

(k)	The Company covenants to and in favour of the Holder that so long as any Warrants represented by this Warrant Certificate remain outstanding, it will give notice to the Holder of the effective date or of its intention to fix a record date for any event referred to in Section 11 whether or not such action would give rise to an adjustment in the Exercise Price or the number and type of securities issuable upon the exercise of the Warrants and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Company shall only be required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date or effective date.

(l)	In any case that an adjustment pursuant to Section 11 shall become effective immediately after a record date for or an effective date of an event referred to herein, the Company may defer, until the occurrence and consummation of such event, issuing to the Holder of this Warrant Certificate, if exercised after such record date or effective date and before the occurrence and consummation of such event, the additional Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Company will deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Shares or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Shares or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the date of exercise of the Warrants or such later date as the Holder would, but for the provisions of this subsection, have become the holder of record of such additional Shares or of such other securities or property.

13.	Consolidation and Amalgamation:

(a)	The Company shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, arrangement, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Company and the successor corporation shall have executed such instruments and done such things as the Company, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:

(i)	the successor corporation will have assumed all the covenants and obligations of the Company under this Warrant Certificate, and

(ii)	the Warrants and the terms set forth in this Warrant Certificate will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights and benefits of the Holder under this Warrant Certificate.

(b)	Whenever the conditions of subsection 13(a) shall have been duly observed and performed, the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Company under this Warrant Certificate in the name of the Company or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Company may be done and performed with like force and effect by the like directors or officers of the successor corporation.

14.	Representation and Warranty: The Company hereby represents and warrants with and to the Holder that the Company is duly authorized and has all corporate and lawful power and authority to create and issue the Warrants evidenced hereby and the Shares issuable upon the exercise hereof and to perform its obligations hereunder and that this Warrant Certificate represents a valid, legal and binding obligation of the Company enforceable against the Company in accordance with its terms, provided that enforcement thereof may be limited by laws affecting creditors’ rights generally and that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

15.	If Share Transfer Books Closed: The Company shall not be required to deliver certificates for Shares while the share transfer books of the Company are properly closed, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the exercise of Warrants and the surrender of this Warrant Certificate in accordance with the provisions hereof during any such period, delivery of certificates for Shares may be postponed for a period not exceeding three Business Days after the date of the re-opening of said share transfer books provided that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder, if the Holder has surrendered the same and made payment during such period, to receive such certificates for the Shares called for after the share transfer books shall have been re-opened and shall be without prejudice to the rights of the Holder pursuant to this Warrant Certificate and the Shares that would have otherwise been issued had it not been for such postponement.

16.	Lost Certificate: If the Warrant Certificate evidencing the Warrants issued hereby becomes stolen, lost, mutilated or destroyed, the Company may, on such terms as it may in its discretion, acting reasonably, impose, issue and countersign a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed.

17.	Governing Law: This Warrant Certificate shall be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

18.	Severability: If any one or more of the provisions or parts thereof contained in this Warrant Certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom.

19.	Amendments: The provisions of this Warrant Certificate may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Company and the Holder.

20.	Headings: The headings of the articles, sections, subsections, clauses and subclauses of this Warrant Certificate have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Warrant Certificate.

21.	Numbering of Articles, etc.: Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, or subclause refers to the article, section, subsection, clause or subclause bearing that number or letter in this Warrant Certificate.

22.	Gender: Whenever used in this Warrant Certificate, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine and neuter gender, and vice versa.

23.	Day not a Business Day: In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

24.	Binding Effect: This Warrant Certificate and all of its provisions shall enure to the benefit of the Holder and its successors, permitted assigns and legal representatives and shall be binding upon the Company and its successors, assigns and legal representatives.

25.	Notice: Unless herein otherwise expressly provided, a notice to be given hereunder will be deemed to be validly given if the notice is sent electronically or by prepaid same day courier addressed as follows:

(a)	if to the Holder, at the latest address of the Holder as recorded on the books of the Company; and

(b)	if to the Company, at:

Modern Mining Technology Corp.

1500-1055 West Georgia Street

Vancouver, BC V6E 4N7

Attention:	Kuljit Basi
Email:	jeet@modernmining.com

26.	Time of Essence: Time shall be of the essence hereof.

27.	US Dollars: Except as otherwise expressly noted, all references herein to dollar amounts are to the lawful money of the United States of Amercia.

[Signature Page Follows]

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorized officer as of this 30th day of August, 2021.

MODERN MINING TECHNOLOGY CORP.

Per:
Authorized Signatory

Signature Page – Performance Warrant

SUBSCRIPTION FORM

TO:	MODERN MINING TECHNOLOGY CORP.

1500-1055 West Georgia Street,

Vancouver, BC V6E 4N7

The undersigned holder of the within Warrant Certificate hereby irrevocably subscribes for ______________ Shares of Modern Mining Technology Corp. (the “Company”) pursuant to the within Warrant Certificate and tenders herewith a certified cheque, wire transfer or bank draft payable to the order of the Company for CAD$____________ (CAD$0.05 per Share) in full payment therefor and delivers the Warrant Certificate representing the Warrants entitling the undersigned to subscribe for the above-mentioned number of Shares.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

☐	(A)	the undersigned holder at the time of exercise of the Warrants (i) is not in the United States, (ii) is not a U.S. Person, (iii) is not exercising the Warrants for the account or benefit of a U.S. Person or a person in the United States, (iv) did not execute or deliver this exercise form in the United States and (v) delivery of the underlying Shares will not be to an address in the United States; OR

☐	(B)	the undersigned holder (a) is the original U.S. Person who received the Warrants directly from the Company and who delivered the U.S. Investment Agreement, (b) is exercising the Warrants for its own account, and (c) is an "accredited investor" as defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) at the time of exercise of these Warrants, and the representations and warranties of the holder made in the U.S. Investment Agreement pursuant to which the holder acquired the Warrants remain true and correct as of the date of exercise of these Warrants.

Note: Certificates or other instruments representing Shares will not be registered or delivered to an address in the United States unless box (B) immediately above is checked. Unless box (A) is checked the Shares delivered will be “restricted securities” under the U.S. Securities Act, will be subject to transfer restrictions under the U.S. Securities Act and any applicable U.S. state securities laws. As used herein “United States” and “U.S. Person” have the meaning given such terms in Regulation S under the U.S. Securities Act.

If the undersigned has marked box (B) above, the undersigned additionally represents and warrants to the Company as follows:

1.	the undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the undersigned is able to bear the economic risk of loss of his or her entire investment; and

2.	funds representing the subscription price for the Shares which will be advanced by the undersigned to the Company upon exercise of the Warrants will not represent proceeds of crime for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”), and the undersigned acknowledges that the Company may in the future be required by law to disclose the undersigned's name and other information relating to this exercise form and the undersigned's subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the subscription price to be provided by the undersigned (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the undersigned, and it shall promptly notify the Company if the undersigned discovers that any of such representations ceases to be true and provide the Company with appropriate information in connection therewith;

If the undersigned has marked box (B) above, the undersigned acknowledges and agrees that:

1.	the Company has provided to the undersigned the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Shares, and the undersigned has had access to such information concerning the Company as the undersigned has considered necessary or appropriate in connection with the undersigned’s investment decision to acquire the Shares;

2.	if the undersigned decides to offer, sell or otherwise transfer any of the Shares, the undersigned must not, and will not, offer, sell or otherwise transfer any of such Shares directly or indirectly, unless:

(a)	the sale is to the Company;

(b)	the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(c)	the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “blue sky” laws; or

(d)	the Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Company an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company;

3.	the Shares are “restricted securities” (as defined in Rule 144(a)(3) under the U.S. Securities Act) and that the U.S. Securities Act and the rules of the United States Securities and Exchange Commission provide in substance that the undersigned may dispose of the Shares only pursuant to an effective registration statement under the U.S. Securities Act or an exemption or exclusion therefrom;

4.	the Company has no obligation to register any of the Shares or to take any other action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder);

5.	the certificates or other instruments representing the Shares as well as all certificates or other instruments issued in exchange for or in substitution of therefor, until such time as is no longer required under the applicable requirements of the U.S. Securities Act and applicable state securities laws, will bear, on the face of such certificate, the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY: (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; AND, IN THE CASE OF CLAUSE (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.”;

provided that if the Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S and the Company was a “foreign issuer” as defined in Regulation S at the time of issuance of the Shares, the legend set forth above may be removed by providing a declaration to the registrar and transfer agent of the Company, as set forth in Exhibit 1 hereto (or in such other form as the Company may prescribe from time to time) and, if requested by the Company or transfer agent, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to the effect that the transfer is in compliance with Rule 904; and provided, further, that, if any Shares are being sold otherwise than in accordance with Regulation S and other than to the Company, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act;

6.	the Company is not obligated to remain a “foreign issuer”;

7.	the financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles or International Financial Reporting Standards as issued by the International Accounting Standards Board, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

8.	it consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Warrant Exercise Form; and

9.	it acknowledges and consents to the fact that the Company is collecting personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time) of the undersigned for the purpose of facilitating the subscription for the Shares hereunder. The undersigned acknowledges and consents to the Company retaining such personal information for as long as permitted or required by law or business practices and agrees and acknowledges that the Company may use and disclose such personal information: (a) for internal use with respect to managing the relationships between and contractual obligations of the Company and the undersigned; (b) for use and disclosure for income tax-related purposes, including without limitation, where required by law disclosure to Canada Revenue Agency; (c) disclosure to professional advisers of the Company in connection with the performance of their professional services; (d) disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trade or similar regulatory filings; (e) disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure; (f) disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with your prior written consent; (g) disclosure to a court determining the rights of the parties under this Agreement; and (h) for use and disclosure as otherwise required or permitted by law.

The undersigned hereby directs that the Shares be issued as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF SHARES

DATED this day of , 202 .

Signature of individual (if the holder is an individual)

Authorized signatory (if the holder is not an individual)

Name of holder (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

☐ Please check if the certificate(s) representing the Shares are to be delivered at the office where this Warrant Certificate is surrendered, failing which such certificate(s) will be mailed to the address in the registration instructions set out above.

Notes:

1.	Terms used herein but not otherwise defined have the meanings ascribed thereto in the attached Warrant Certificate.

2.	If any Warrants represented by the Warrant Certificate are not being exercised, a new Warrant Certificate representing the unexercised Warrants will be issued and delivered with the certificates representing the Shares.

ExHIBIT “I”

Declaration for removal of legend

TO: MODERN MINING TECHNOLOGY CORP. (the “Company”)

TO: Registrar and transfer agent for the shares of the Company

The undersigned (A) acknowledges that the sale of __________________ common shares (the “Securities”) of the Company, represented by certificate number(s) __________________ or held in Direct Registration System (DRS) account number _____________, to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not (a) an “affiliate” of the Company (as that term is defined in Rule 405 under the U.S. Securities Act, except any officer or director of the Company who is an affiliate solely by virtue of holding such position) (b) a “distributor” as defined in Regulation S or (c) an affiliate of a distributor; (2) the offer of such Securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange, the NEO Exchange or another “designated offshore securities market”, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such Securities; (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the Securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U. S. Securities Act); (5) the seller does not intend to replace such Securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated _______________ 20__.	X
Signature of individual (if Seller is an individual)

X
Authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Affirmation by Seller’s Broker-Dealer
(Required for sales pursuant to Section B(2)(b) above)

We have read the foregoing representations of our customer, _________________________ (the “Seller”), dated ____________, with regard to the sale, for such Seller’s account, of _________________ common shares (the “Securities”) of the Company represented by certificate number(s) ______________ or held in Direct Registration System (DRS) account number _____________. We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1)	no offer to sell Securities was made to a person in the United States;

(2)	the sale of the Securities was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange, the NEO Exchange or another “designated offshore securities market” (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3)	no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4)	we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and “United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Company shall be entitled to rely upon the representations, warranties and covenants contained herein to the same extent as if this affirmation had been addressed to them.

Dated:

Name of Firm

By:
Authorized Officer